As filed with the Securities and Exchange Commission on March 20, 1997

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                    FORM S-8
                             REGISTRATION STATEMENT

                        Under the Securities Act of 1933

                         HENG FAI CHINA INDUSTRIES, INC.
             (Exact name of registrant as specified in its charter)

    Delaware                                                     93-063633
(State or other                (Primary Standard             (I.R.S. Employer
jurisdiction of            Industrial Classification        Identification No.)
incorporation or                 Code Number)
 organization)

                             650 West Georgia Street
                           Vancouver, British Columbia
                                 Canada V6B 4N8
                                 (604) 685-8318

                  (Address and Telephone Number of Registrant's
                     Principal Executive Office)(Zip Code)

                       Consulting Agreement by and between
               Thomas E. Waite and Heng Fai China Industries, Inc.
                        (300,000 shares of Common Stock)

                       Consulting Agreement by and between
                  Tom Kosta and Heng Fai China Industries, Inc.
                         (50,000 shares of Common Stock)

                            (full title of the plans)

                           Robert H. Trapp, Secretary
                             650 West Georgia Street
                           Vancouver, British Columbia
                                 Canada V6B 4N8
                                 (604) 685-8318

  (Name, Address & Telephone number, including area code, of agent for service)

                                   ----------

                                   Copies to:

                            Michael H. Freedman, Esq.
                   Silverman, Collura, Chernis & Balzano, P.C.
                       381 Park Avenue South - Suite 1601
                            New York, New York 10016

                                 (212) 779-8600

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                               Proposed         Proposed
Title of          Amount       maximum          maximum              Amount of
securities to     to be        offering price   aggregate           registration
be registered     registered   per share (1)    offering price (1)     fee
--------------------------------------------------------------------------------

Common Stock(1)   350,000      .9063            317,205              $96.12

--------------------------------------------------------------------------------


(1) Calculated in accordance with 457(c) using the average of the bid and asked price for the Common Stock on February 18, 1997.

          PART 1 - INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

         The documents containing information specified in Part 1 (plan information and registrant information) will be sent or given to the consultants as specified by Rule 428(b)(1). Such documents need not be filed with the Securities and Exchange Commission either as part of this registration statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this registration statement pursuant to Item 3 of Part 2 of this form taken together constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.

                         HENG FAI CHINA INDUSTRIES, INC.

              Cross-Reference Sheet Showing Location in Prospectus
                  of Information Required by Items of Form S-3

Form S-3 Items and Heading                                Location in Prospectus

1.  Forepart of the Registration Statement
    and Outside Front Cover Page of Prospectus...........       Front cover Page

2.  Inside Front And Outside Back Cover..................Inside Front cover Page

3.  Summary Information, Risk Factors and Ratio
    of Earnings to Fixed Charges.........................            The Company

4.  Use of Proceeds......................................         Not Applicable

5.  Determination of Offering Price......................         Not Applicable

6.  Dilution............................................          Not Applicable

7.  Selling Security Holders.............................   Selling Stockholders

8.  Plan of Distribution.................................   Plan of Distribution

9.  Description of Securities to be Registered  .........         Not Applicable

10. Interest of Named Experts and Counsel................          Legal Matters

11. Material Changes.....................................         Not Applicable

12. Incorporation of Certain Information by
    Reference............................................       Incorporation of
                                                            Certain Documents by
                                                                       Reference

13. Disclosure of Commission Position on
    Indemnification for Securities Act
    Liabilities..........................................     Indemnification of
                                                          Directors and Officers

RE-OFFER PROSPECTUS

                         HENG FAI CHINA INDUSTRIES, INC.
                             650 West Georgia Street
                           Vancouver, British Columbia
                                 Canada V6B 4N8

                                  Common Stock

         This Prospectus relates to offers and sales by certain key consultants of Heng Fai China Industries, Inc., a Delaware corporation ("Company"), named herein ("Selling Stockholders"), of shares of the Company's Common Stock, $.01 par value ("Common Stock"), granted or to be granted to them pursuant to written compensation contracts. The Company has issued 300,000 shares of Common Stock to Thomas E. Waite pursuant to a consulting agreement dated October 8, 1996 ("Waite Agreement"). The Company has also entered into an agreement with Tom Kosta for the issuance of 50,000 stock options pursuant to an agreement dated January 9, 1997 ("Kosta Agreement")(the Waite Agreement and the Kosta Agreement are collectively referred to herein as the "Plans"). The shares of Common Stock that have been or will be acquired by such persons pursuant to the Plans are herein referred to as the "Option and Restricted Shares".

         The Option and Restricted Shares may be offered hereby from time to time by any and all of the Selling Stockholders named herein, for their own benefit. The Company will receive no portion of the proceeds of sales made hereunder. All expenses of registration incurred in connection with this offering are being borne by the Company, but all selling and other expenses incurred by the Selling Stockholders will be borne by such Selling Stockholders.

         All or a portion of the shares of Common Stock offered hereby may be offered for sale, from time to time, on the OTC Bulletin Board ("Bulletin Board"), or otherwise, at prices and terms then obtainable. All brokers' commissions, concessions or discounts will be paid by the Selling Stockholders.

         The Selling Stockholders and any broker executing selling orders on behalf of the Selling Stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act, in which event commissions received by such broker may be deemed to be underwriting commissions under the Securities Act.

         The Common Stock of the Company are listed on the Bulletin Board under the symbol HFCI. On February 18, 1997, the last reported sale price of the Company's Common Stock on the Bulletin Board was $.9375.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is March 20, 1997.

                                TABLE OF CONTENTS

                                                                       Page

Available Information.....................................................7

The Company...............................................................8

Risk Factors.............................................................10

Selling Stockholders.....................................................14

Transfer Agent and Registrar.............................................15

Plan of Distribution.....................................................15

Incorporation of Certain Documents by Reference..........................15

Legal Matters............................................................17

Experts..................................................................17

Indemnification of Directors and Officers................................17

         No person is authorized to give any information or to make any representation, other than those contained in this Prospectus, in connection with the offering described herein, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or the Selling Stockholders. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, nor shall there be any sale of these securities by any person in any jurisdiction in which it is unlawful for such person to make such offer, solicitation or sale. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create an implication that the information contained herein is correct as of any time subsequent to the date hereof.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934 (the "Exchange Act") and in accordance therewith, files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's regional offices at Room 1204, Everett McKinley Dirksen Building, 219 South Dearborn Street, Chicago, Illinois 60604; and 7 World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Section of the Commission at its principal office at 450 Fifth Street, N.W., Washington, D.C. 20549.

         This Prospectus does not contain all of the information set forth in the Registration Statements of which this Prospectus is a part and which the Company has filed with the Commission. For further information with respect to the Company and the securities offered hereby, reference is made to the Registration Statement, including the exhibits filed as a part thereof, copies of which can be inspected at, or obtained at prescribed rates from the Public Reference Section of the Commission at the address set forth above. Additional updating information with respect to the Company may be provided in the future by means of appendices or supplements to the Prospectus.

         The Company hereby undertakes to provide without charge to each person to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any and all of the information that has been or may be incorporated herein by reference (other than exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to Heng Fai China Industries, Inc., 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8 (604) 685-8318.

                                   THE COMPANY

         Heng Fai China Industries, Inc. (the "Company") was originally organized on March 24, 1958 as Time Saver Markets, Inc. pursuant to the laws of the State of California. On October 29, 1973, Alpine International Corporation, a private Oregon corporation, merged with and into Time Saver Markets, Inc. Subsequent thereto, Time Saver Markets, Inc. changed its name to Alpine Merger Corporation ("Alpine-California") after having entered into a merger agreement with a Delaware corporation named Alpine International Corporation ("Alpine-Delaware") which was formed for the purpose of facilitating the reincorporation of Alpine-California in the State of Delaware through a merger with and into Alpine-Delaware. Subsequently, in November 1994, Alpine-Delaware changed its name to Heng Fai China Industries, Inc. Alpine-California and Alpine-Delaware may be collectively referred to hereinafter as "Alpine."

         Alpine conducted no significant operations between April 1992, when it emerged form reorganization under Chapter 11 of Title II of the U.S. Bankruptcy Code, and June 1994, when it acquired Vancouver Hong Kong Properties Limited ("Vancouver Hong Kong") which owns an apartment building in North Vancouver, British Columbia.

         In January 1995, the Company acquired its wholly-owned subsidiary, Heng Fai China & Asia Industries Limited ("Asia"), a company incorporated in Hong Kong, along with Asia's two wholly-owned subsidiaries, Heng Fai China Industries Limited ("China") and Heng Fai Light Products Limited ("Light"). China and Light were incorporated in Hong Kong and the Peoples' Republic of China (the "PRC"), respectively. China and Light, through China's wholly-owned subsidiary, Cangzhou Min You Cement Company, Ltd. (formerly Cangzhou Citizen Cement Product Co., Ltd. and referred to hereinafter as "Min You") obtained options to acquire direct or joint venture operating lease interests for three cement factories in the Hebei province of the PRC: (i) the Hebei Cangzhou City Chemical Corporation Factory (the "Cangzhou Factory"); (ii) the Qingxian Cement Factory (the "Qingxian Factory"); and (iii) the Hebei Cangzhou Area Construction Materials Factory (the "Hebei Factory").

         On April 17, 1995, Min You exercised its option to lease a production line at the Cangzhou Factory. From April through June 1995, Min You suspended its operations at the Cangzhou Factory to facilitate the Company's expansion and modernization of such factory as required pursuant to the provisions of the agreement governing the Company's exercise of its options. Operations at the factory resumed at the end of June 1995 upon completion of the expansion and modernization of such factory. As of December 31, 1995, neither the Company nor its subsidiaries had exercised the options to acquire the interests in the Qingzian Factory or the Hebei Factory, which options expired unexercised.

         In September 1996, the Company formed Worldwide Container Company, Ltd., a wholly-owned subsidiary, to facilitate the acquisition of 70% of Wuhan Container Company, Ltd. ("Wuhan") in exchange for approximately 727,000 shares of the Company's Common Stock, valued at $5.50 per share. Wuhan is a PRC state company engaged in the design, manufacture, lease and repair of containers and related steel structure products.

         The Company's business focuses primarily on the operations of the Cangzhou Factory, Wuhan and the Company's apartment building in Vancouver, British Columbia. The Company's principal executive offices are located at 650 West Georgia Street, Vancouver, British Columbia, Canada V6B 4N8 and the telephone number of the principal executive offices is (604) 685-8318.

                                  RISK FACTORS

         The following factors should be considered carefully in evaluating the Company's business and before making any investment in the Company.

         1.  Ability to Continue as a Going Concern.

         The Company's independent certified public accountants, in their report regarding the Company's financial statements, have noted that the Company's recurring losses from operations and its deficiency in net tangible assets raise substantial doubt about the Company's ability to continue as a going concern. The Company's ability to continue as a going concern is currently dependent on continued financial support from its principal shareholder, who has signed a letter of financial support to the Company.

         2.  Relatively New Venture, Need for Further Acquisitions.

         The Company must be regarded as in a formative stage. The Company's future success depends upon its ability to continue to expand its existing operations through the acquisition of strategic businesses. There can be no assurance that the Company will be successful in making such acquisitions. The Company has recently entered into agreements to acquire both a company involved in duck farming in China and a company which owns an, as yet uncompleted, office tower in China. The Company is subject to all the risks inherent in attempting to expand a relatively new business venture. These risks include the potential inability of the Company to efficiently operate additional companies, the existence of undisclosed actual or contingent liabilities, the inability to fund the working capital requirements of additional companies and the inability to locate companies which have a positive effect on the Company's operations. There can be no assurance that the Company will achieve a level of profitability that will provide a return on invested capital or will result in an increase in the market value of the Company's securities.

         3.  Need for Additional Financing.

         The Company's business plan includes an aggressive program to identify acquisition candidates that meet certain demographic and other criteria, and to seek to acquire them. Growth to date has been funded initially with cash advanced by shareholders and from acquisitions. However, there can be no assurance that the remaining cash, coupled with the Company's Common Stock which has been used as currency to facilitate certain acquisitions, will enable the Company to finance all of its acquisition plans. Moreover, additional funds may be needed to fund the working capital requirements of newly acquired companies. No assurance can be given that additional needed financing will be available to the Company, or if available, on terms acceptable to the Company. If further financing is needed, but not available, the Company will be required to scale down its acquisition plans.

         4.  Dependence Upon Key Personnel.

         The Company is substantially dependent upon the continued services of Fai H. Chan, its Chairman and Chief Executive Officer. The loss of the services of Mr. Chan through incapacity or otherwise would have a material adverse effect upon the Company's business and prospects. To the extent that his services become unavailable, the Company will be required to retain other qualified personnel, and there can be no assurance that it will be able to recruit and hire qualified persons upon acceptable terms. The Company does not maintain key person life and disability insurance on the life of Mr. Chan.

         5.  Foreign Operations.

         Some of the  Company's  existing  operations  currently  relate  to the conduct of operations in China and Hong Kong. The Company may also seek to establish business in other foreign countries. These operations will be subject to the risks of conducting business internationally, including the possible instability of foreign governments, changes in regulatory requirements, difficulties in obtaining foreign licenses, as well as other general barriers and restrictions in relation to compliance with foreign laws. In addition, any future revenues generated by the Company upon successful consummation of its planned activities would be subject to currency fluctuations which could negatively affect the Company. Furthermore, the laws of various jurisdictions where the Company intends to establish its business activities may not recognize or permit the assertion of certain claims with respect to violation of securities laws which are commonly recognized in the United States. Accordingly, should the Company be in violation of any such securities laws, shareholders may be unable to seek and/or obtain redress with respect to such violations against assets of the Company's operations located in international jurisdictions.

         6.  No Assurance as to Future Acquisitions.

         The Company's business has grown solely through acquisitions of new companies. The Company's business plan calls for the acquisition of select entities engaged in activities related to infrastructure manufacturing and design, focusing primarily on companies operating in the People's Republic of China. The Company's ability to achieve its expansion plans depends in large part on its sound business judgment relative to quality targets and its negotiating strength. If potential sellers are receptive to accepting equity in the Company as part of the purchase price, the Company's ability to expand will be enhanced. There can be no assurance, however, that the Company's acquisition targets will continue to be receptive to such proposals. Nor can there be assurance that the Company will succeed in effecting future acquisitions of additional companies that meet management's criteria of profitability, physical attributes and demographics in the targeted states and locales. Moreover there can be no assurance that once acquisitions are made they will have a positive effect on the Company's operations.

         7. OTC Bulletin Board.

         The Company's Common Stock is currently quoted on the OTC Bulletin Board. The OTC Bulletin Board is an NASD sponsored and operated inter-dealer automated quotation system for equity securities not included on the NASDAQ System. The OTC Bulletin Board has only recently been introduced as an alternative to "pink sheets" trading of over-the-counter securities. Consequently, liquidity and stock price of the Company's securities in the secondary market may be adversely affected.

         8.  Possible Volatility of Stock Price.

         There can be no assurance that a public market price for the Common Stock will continue. The market prices of the Common Stock may be significantly affected by factors such as announcements by the Company or its competitors, as well as variations in the Company's results of operations and market conditions in general. The market prices may also be affected by movements in prices of stocks in general. The relatively limited amount of publicly trading shares (float) renders the Company's securities especially susceptible to sharp price fluctuations.

         9.  Penny Stock Regulations.

         The Securities Enforcement Penny Stock Act of 1990 requires specific disclosure to be made available in connection with trades in the stock of companies defined as "penny stocks. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years; (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years; or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risk associated therewith as well as the written consent of the purchaser of such security prior to engaging in a penny stock transaction. The regulations on penny stocks may limit the ability of the purchasers of the Company's securities to sell their securities in the secondary marketplace. The Company's Shares are currently considered a penny stock.

         10.  Shares Eligible for Future Sale.

         A large number of shares of Common Stock presently outstanding are currently eligible for public sale under the Securities Act of 1933, as amended. Possible or actual sales of Common Stock in the future by existing shareholders may have a depressive effect on the price of the Common Stock in the open market.

         11. Possible Effects of Certain Articles of Incorporation and Bylaw Provisions.

         The Company's Articles of Incorporation and Bylaws contain provisions that may discourage acquisition bids for the Company. The Company has substantial authorized but unissued capital stock available for issuance. The Company's Articles of Incorporation contain provisions which authorize the Board of Directors, without the consent of stockholders, to issue additional shares of Common Stock and issue shares of Preferred Stock in series, including establishment of the voting powers, designation, preferences, limitations, restrictions and relative rights of each series of Preferred Stock.

         12.  Absence of Cash Dividends.

         The Board of Directors does not anticipate paying cash dividends on the Common Stock for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements and the general operating and financial conditions of the Company. There are no statutory or Company restrictions on the payment of dividends.

                              SELLING STOCKHOLDERS

         The Prospectus covers Option and Restricted Shares that have been or may be acquired pursuant to written compensation contracts by the Selling Stockholders, named herein or to be supplementally named, as of February 18, 1997.

         The following table sets forth the name of each Selling Stockholder, the nature of his or her position, office, or other material relationship with the Company, the number of shares of Common Stock beneficially owned by each Selling Stockholder prior to the offering, and the number of shares and (if one percent or more) the percentage of the class to be beneficially owned by such Selling Stockholder after the offering. Non-affiliate Selling Stockholders who hold less than 1,000 shares of Common Stock issued under the Plans and not named below may use this Prospectus for reoffers and resales of such Common Stock.

                                                                Shares owned
                                                              After Offering(2)
                     Shares Owned          Number of Shares   -----------------
Name                 Prior to Offering(1)  Offered Herein      Number   Percent
----                 --------------------  --------------      ------   -------
Thomas E. Waite,     300,000               300,000               0         **
 Consultant (3)

Tom Kosta,           0                     50,000                0         **
 Consultant (4)

----------
** less than 1%

(1) For purposes of this table, a person is deemed to have "beneficial ownership" of any shares of Common Stock when such person has the right to acquire such shares within 60 days of February 18, 1997. For purposes of computing the percentage of outstanding shares of Common Stock held by each person named above, any security which such person has the right to acquire within such date is deemed to be outstanding but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the Company believes based on information supplied by such persons, that the persons named in this table have sole voting and investment power with respect to all shares of Common Stock which they beneficially own.

(2) For purposes of this table, the number and percentage of Option or Restricted Shares owned after the offering presumes the sale and/or exercise of all Option or Restricted Shares offered herein.

(3) Represents restricted shares of Common Stock issued pursuant to the Waite Agreement and prior to this offering.

(4) Represents shares of Common Stock underlying stock options to be issued pursuant to the Kosta Agreement.

                          TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Common Stock of the Company is Oxford Transfer & Registrar, 317 SW Alder, Suite 1120, Portland, Oregon 97204.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders may sell shares of Common Stock in any of the following ways (i) through dealers; (ii) through agents; or (iii) directly to one or more purchasers. The distribution of the shares of Common Stock may be effected from time to time in one or more transactions (which may involve crosses or block transactions) (A) on Nasdaq or the BSE (or on such other national stock exchanges on which the shares of Common Stock may be traded from time to time) in transactions which may include special offerings, exchange distributions and/or secondary distributions pursuant to and in accordance with rules of such exchanges, (B) in the over-the-counter market, or (C) in transactions other than on such exchanges or in the over-the-counter market, or a combination of such transactions. Any such transaction may be effected at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or fixed prices. The Selling Stockholders may effect such transactions by selling shares of Common Stock to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions, or commissions from Selling Stockholders and/or commissions from purchasers of shares of Common Stock for whom they may act as agent. The Selling Stockholders and any broker-dealers or agents that participate in the distribution of shares of Common Stock by them might be deemed to be underwriters, and any discounts, commissions or concessions received by any such broker-dealers or agents might be deemed to be underwriting discounts and commissions, under the Securities Act.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995;

         (b) The Company's Quarterly Report on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) All other reports filed by the Company pursuant to Section 13(a) and 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1995.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

         (d) The description of Common Stock as set forth in the Form 10 filed with the Securities and Exchange Commission on February 9, 1974 on behalf of Alpine-California (as defined below), as the same has been or may hereafter be amended (File No. 0-7619), is incorporated by reference in its entirety. In connection therewith, the following description is provided:

         The Common Stock was initially registered under Section 12(g) of the Securities and Exchange Act of 1934 on February 19, 1974 on Form 10 on behalf of Alpine International Corporation, a California corporation ("Alpine-California"), formerly the parent of Alpine Merger Corporation, a Delaware corporation ("Alpine-Delaware"), which changed its name to Heng Fai China Industries, Inc. (previously defined herein as the "Company"). The Company is currently authorized to issue up to 30,000,000 shares of Common Stock, $.01 par value, and 500,000 shares of Preferred Stock, $10 par value ("Preferred Stock"). As of the date hereof, there are 13,686,814 shares of Common Stock issued and outstanding and no shares of Preferred Stock are outstanding.

         Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors of the Company. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would have the effect of reducing the percentage of securities ownership of the Company's shareholders and diluting the book value of the Common Stock.

         Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the holders of shares of Common Stock are entitled to share equally in corporate assets after the holders, if any, of Preferred Stock and after satisfaction of liabilities. Holders of Common Stock are entitled to receive such dividends as the Company's board of directors may from time to time declare out of funds legally available for the payment thereof. The Company has never paid cash dividends on its Common Stock and does not anticipate that it will pay such dividends in the future.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                  LEGAL MATTERS

         The legality of the shares offered hereby has been passed upon for the Company by Silverman, Collura & Chernis, P.C., 381 Park Avenue South, Suite 1601, New York, New York 10016.

                                     EXPERTS

         The Company's consolidated financial statements incorporated in this Registration Statement by reference from the Company's Annual Report on Form 10K for the year ended December 31, 1995 have been audited by Deloitte Touche Tohmatsu, independent auditors, as stated in their report, which is incorporated herein by reference (which report expresses an unqualified opinion and includes an explanatory paragraph referring to doubt about the Company's ability to continue as a going concern) and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing.

                    INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

                                     PART II

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed below have been filed by the Company with the Commission and are incorporated herein by reference:

         (a) The Company's Annual Report on Form 10-K for its fiscal year ended December 31, 1995;

         (b) The Company's Quarterly Report on Form 10-Q for the periods ended March 31, 1996, June 30, 1996 and September 30, 1996;

         (c) All other reports filed by the Company pursuant to Section 13(a) or 15(d) of the Exchange Act since the Company's fiscal year ended December 31, 1995.

         All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent hereto, but prior to the termination of the offering of securities made by this Prospectus shall be deemed to be incorporated by reference herein and to be part hereof from their respective dates of filing.

         (d) The description of Common Stock as set forth in the Form 10 filed with the Securities and Exchange Commission on February 9, 1974 on behalf of Alpine-California (as defined below), as the same has been or may hereafter be amended (File No. 0-7619), is incorporated by reference in its entirety. In connection therewith, the following description is provided:

         The Common Stock was initially registered under Section 12(g) of the Securities and Exchange Act of 1934 on February 19, 1974 on Form 10 on behalf of Alpine International Corporation, a California corporation ("Alpine-California"), formerly the parent of Alpine Merger Corporation, a Delaware corporation ("Alpine-Delaware"), which changed its name to Heng Fai China Industries, Inc. (previously defined herein as the "Company"). The Company is currently authorized to issue up to 30,000,000 shares of Common Stock, $.01 par value, and 500,000 shares of Preferred Stock, $10 par value ("Preferred Stock"). As of the date hereof, there are 13,686,814 shares of Common Stock issued and outstanding and no shares of Preferred Stock are outstanding.

         Holders of Common Stock are entitled to one vote per share on each matter submitted to vote at any meeting of shareholders. Shares of Common Stock do not carry cumulative voting rights and therefore, holders of a majority of the outstanding shares of Common Stock will be able to elect the entire board of directors of the Company. The Company's board of directors has authority, without action by the Company's shareholders, to issue all or any portion of the authorized but unissued shares of Common Stock, which would have the effect of reducing the percentage of securities ownership of the Company's shareholders and diluting the book value of the Common Stock.

         Shareholders of the Company have no preemptive rights to acquire additional shares of Common Stock. The Common Stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the holders of shares of Common Stock are entitled to share equally in corporate assets after the holders, if any, of Preferred Stock and after satisfaction of liabilities. Holders of Common Stock are entitled to receive such dividends as the Company's board of directors may from time to time declare out of funds legally available for the payment thereof. The Company has never paid cash dividends on its Common Stock and does not anticipate that it will pay such dividends in the future.

         Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus, to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

ITEM 4. DESCRIPTION OF SECURITIES

         Not Applicable

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

         Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Section 145 of the General Corporation Law of the State of Delaware and
Article 7 of the Company's Articles of Incorporation contain provisions for indemnification of officers, directors, employees and agents of the Company. The Articles of Incorporation require the Company to indemnify such persons to the full extent permitted by Delaware law. Each person will be indemnified in any proceeding if he acted in good faith and in a manner which he reasonably believed to be in, or not opposed to, the best interest of the Company. Indemnification would cover expenses, including attorney's fees, judgments, fines and amounts paid in settlement.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Company, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expense incurred or paid by a director, officer, or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person of the Company in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8 EXHIBITS

          4.1  Consulting Agreement between Thomas E. Waite and the Company

          4.2  Consulting Agreement between Tom Kosta and the Company

          5.1  Opinion of Silverman, Collura & Chernis, P.C.

          23.1 Consent  of  Silverman,  Collura &  Chernis,  P.C.  (included  in
               Exhibit 5.1)

          23.2 Consent of Deloitte Touche Tohmatsu

ITEM 9. UNDERTAKINGS

         (a) The undersigned registrant hereby undertakes;

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to the Registration Statement;

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

         Provided however that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply to information contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof

         (3) To remove from registration by means of a post effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been advised that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                INDEX TO EXHIBITS

4.1      Consulting Agreement between Thomas E. Waite and the Company

4.2      Consulting Agreement between Tom Kosta and the Company

5.1      Opinion of Silverman, Collura & Chernis, P.C.

23.1     Consent of Silverman, Collura & Chernis, P.C. (included in Exhibit 5.1)

23.2     Consent of Deloitte Touche Tohmatsu

                                   SIGNATURES

         Pursuant to the requirement of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, therewith duly authorized, in the City of Vancouver on February 28, 1997.

                                    HENG FAI CHINA INDUSTRIES, INC.

                                    By: /s/ Robert H. Trapp
                                        -----------------------------
                                         Robert H. Trapp, Secretary

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, hereby constitutes and appoints Robert H. Trapp, his true and lawful attorney-in-fact, with full power of substitution and resubstitution, for his and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this Registration Statement and to file the same with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact full power and authority to do and perform each and every act and thing necessary or appropriate to be done with respect to this Registration Statement or any amendments or supplements hereto and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in their respective capacities with Heng Fai China Industries, Inc. and on the dates indicated.

                                   SIGNATURES

Signature                        Title                              Date
---------                        -----                              ----

/s/ Fai H. Chan
--------------------     Chief Executive Officer,            February 28, 1997
Fai H. Chan               President and Director
                          (Principal Executive Officer)

/s/ Robert H. Trapp
--------------------     Secretary, Treasurer and            February 28, 1997
Robert H. Trapp           Director (Principal Financial
                          and Accounting Officer)

/s/ Ronald M.T. Lau
--------------------     Director                            February 28, 1997
Ronald M.T. Lau